UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 29, 2012

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Stock Purchase Agreement and Exchange Agreement

On June 29, 2012, Interleukin Genetics, Inc. (“Interleukin” or, the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Pyxis Innovations Inc. (“Pyxis”), pursuant to which Pyxis exchanged the 5,000,000 shares of Interleukin’s outstanding Series A convertible preferred stock, $0.001 par value per share (the “Series A Preferred Stock”), it held for 5,000,000 shares of Series A-1 convertible preferred stock, $0.001 par value per share (the “Series A-1 Preferred Stock”).

On June 29, 2012, Interleukin also entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Delta Dental Plan of Michigan, Inc. (“Delta Dental”), pursuant to which, Interleukin sold to Delta Dental 500,000 shares (the “Series B Shares”) of Series B convertible preferred stock, $0.001 par value per share (the “Series B Preferred Stock”), at a purchase price of $6.00, per share for gross proceeds of $3,000,000.

For its services as exclusive placement agent BTIG, LLC received cash compensation in the amount of approximately $210,000 and a warrant to purchase 437,158 shares of Interleukin’s common stock, $0.001 par value per share (the “Common Stock”), at an exercise price of $0.2745 per share. The warrant is exercisable immediately and expires five years from the date of grant.

The aggregate net proceeds to Interleukin after deducting placement agents fees and expenses, and Interleukin’s estimated offering expenses, were approximately $2.7 million.

Pursuant to the Purchase Agreement, without the written consent of the holders of a majority of the outstanding Series B Preferred Stock, so long as at least forty percent (40%) of the originally issued shares of Series B Preferred Stock remain outstanding, our Board of Directors shall consist of no more than seven (7) members.

The Purchase Agreement also contains a corporate opportunity policy, as permitted by Section 122(17) of the Delaware General Corporation Law (the “DGCL”), in order to regulate the conduct of the director elected by the holders of the Series B Preferred Stock (the “Series B Director”) and directors, officers and employees of Delta Dental or certain related entities (such individuals, hereinafter referred to as “Affiliates”) as it relates to “corporate opportunities.” For purposes of the policy, a “corporate opportunity” is a business opportunity that (i) an entity is financially able (including, for example, the ability of the entity to obtain financing or raise capital in respect of such opportunity within a reasonable amount of time) to undertake at the moment that the opportunity becomes known, (ii) is, from its nature, in the line or lines of the Company’s existing genetic testing business and is of practical advantage to it, and (iii) is one in which the entity could, but for the provisions of the policy, have an interest or reasonable expectancy. Pursuant to this policy:

•	If a Series B Director who is also an Affiliate acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and Delta Dental or certain related entities (Delta Dental and each such entity hereinafter referred to as a “Delta Dental Entity”) then, to the fullest extent permitted by law, such Series B Director: (a) shall be deemed to have fully satisfied and fulfilled the fiduciary duty of such director to the Company and its stockholders with respect to such corporate opportunity, (b) shall not be liable to the Company or its other stockholders for breach of any fiduciary duty by reason of the fact that a Delta Dental Entity or any Affiliate pursues or acquires such corporate opportunity for itself, himself, or herself, or directs such corporate opportunity to a Delta Dental Entity or any Affiliate or does not communicate information regarding such corporate opportunity to the Company, and (c) shall be deemed not to have breached his or her duty of loyalty to the Company or its stockholders and not to have derived an improper personal benefit therefrom; provided that such director acts in a manner consistent with the following:

(A)	A corporate opportunity offered to the Series B Director who is an officer of the Company, and who is also a director but not an officer or employee of a Delta Dental Entity, shall belong to the Company, unless such corporate opportunity is, in the first instance, expressly offered to such person in writing solely in his or her capacity as a director of a Delta Dental Entity, in which case such corporate opportunity shall belong to a Delta Dental Entity.

(B)	A corporate opportunity offered to the Series B Director who is not an officer of the Company, and who is also an officer (whether or not a director) or employee of a Delta Dental Entity, shall belong to the Company only if such corporate opportunity is expressly offered to such person (i) during or in connection with any meeting of the Company's Board of Directors, or any committee thereof, or (ii) in writing solely in his or her capacity as a director of the Company (and in such case, such Delta Dental Entity shall use reasonable efforts to cause such person to provide at least fifteen (15) days notice of such corporate opportunity to the Company); otherwise such corporate opportunity shall belong to a Delta Dental Entity.

(C)	Except as otherwise provided in subparagraphs (A) and (B) above, a corporate opportunity offered to any person who is (i) a director of both the Company and a Delta Dental Entity but not an officer of a Delta Dental Entity, (ii) a director of both the Company and a Delta Dental Entity but not an officer of either, or (iii) a director and an officer of both the Company and a Delta Dental Entity, shall belong to (x) the Company if such corporate opportunity is expressly offered to such person solely in his or her capacity as an officer or director of the Company, and (y) a Delta Dental Entity if such corporate opportunity is expressly offered to such person in his or her capacity as an officer or director of a Delta Dental Entity.

Certificate of Designation

The rights, preferences and privileges of the Series A-1 Preferred Stock and the Series B Preferred Stock are set forth in a certificate of designations, preferences and rights (the “Certificate of Designation”) filed with the Delaware Secretary of State on June 29, 2012. Pursuant to the Certificate of Designation, the holders of the Series A-1 Preferred Stock and Series B Preferred Stock are entitled to receive dividends at the rate of 8% of the applicable original purchase price ($1.80 per share for the Series A-1 Preferred Stock and $6.00 per share for the Series B Preferred Stock) per year. Such dividends shall be payable only when, as and if declared by the Board of Directors and are non-cumulative.

If we declare a distribution, with certain exceptions, payable in securities of other persons, evidences of indebtedness issued by us or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A-1 Preferred Stock and the Series B Preferred Stock are entitled to a proportionate share of any such distribution as though the holders of the Series A-1 Preferred Stock and the Series B Preferred Stock were the holders of the number of shares of our Common Stock into which their respective shares are convertible as of the record date fixed for the determination of the holders of our Common Stock entitled to receive such distribution.

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series A-1 Preferred Stock and Series B Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of our assets or surplus funds to the holders of our Common Stock, the amount of two times the applicable original purchase price plus all declared but unpaid dividends on such share for each share of Series A-1 Preferred Stock and Series B Preferred Stock then held by them. If upon the occurrence of any liquidation, dissolution or winding up of the Company, the assets and funds thus distributed among the holders of the Series A-1 Preferred Stock and the Series B Preferred Stock are insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds shall be distributed ratably among the holders of the Series A-1 Preferred Stock and Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. After receiving this amount, the holders of the Series A-1 Preferred Stock and Series B Preferred Stock shall participate on an as-converted basis with the holders of Common Stock in any of our remaining assets.

For all matters, including voting on matters where the holders of the Series A-1 Preferred Stock and the Series B Preferred Stock have a separate vote as a single class, each holder of shares of Series A-1 Preferred Stock or Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A-1 Preferred Stock or Series B Preferred Stock, as the case may be, could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided in the Certificate of Designation or as required by law, voting together with the Common Stock as a single class on an as-converted basis). In addition, so long as at least forty percent (40%) of the originally issued shares of Series A-1 Preferred Stock remain outstanding, the holders of Series A-1 Preferred Stock, voting together as a class, shall be entitled to nominate and elect three (3) members of our Board of Directors, and so long as at least forty percent (40%) of the originally issued shares of Series B Preferred Stock remain outstanding, the holders of Series B Preferred Stock, voting together as a class, shall be entitled to nominate and elect one (1) member of our Board of Directors. Any additional members of the Board of Directors will be nominated and elected or appointed in accordance with the provisions of our Certificate of Incorporation and Bylaws, and the holders of Series A-1 Preferred Stock and Series B Preferred Stock shall be entitled to vote in each election of directors with the Common Stock and on an as-converted basis.

Each share of Series A-1 Preferred Stock and Series B Preferred Stock is convertible at the option of the holder into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable original purchase price by the Series A-1 Conversion Price or the Series B Conversion Price, as applicable. The “Series A-1 Conversion Price” is $0.3196 and the “Series B Conversion Price” is $0.2745, each as subject to adjustment pursuant to certain antidilution provisions set forth in the Certificate of Designation.

Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, we have also entered into a Registration Rights Agreement with Delta Dental, pursuant to which we have granted Delta Dental “piggyback” registration rights with respect to the shares of Common Stock issuable upon conversion of the Series B Shares.

Amendment to Note Purchase Agreement

On June 29, 2012, Interleukin entered into the Fourth Amendment to the Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement Amendment”) with Pyxis to extend the maturity date for repayment of all borrowings under the credit facility until November 30, 2012.  Prior to this amendment, the maturity date for repayment of all borrowing under the credit facility had been June 30, 2012.  All $14,316,255 available under the credit facility has been drawn down. All borrowings under the credit facility are convertible into shares of our common stock at a conversion price equal to $5.6783 per share.

As a result of the extension of the maturity date, we have issued amended and restated promissory notes for the notes previously issued on June 10, 2008, May 29, 2009, November 9, 2009, February 1, 2010, September 30, 2010, November 9, 2011 and April 13, 2012, to reflect the amended maturity date.  A copy of the form of amended and restated promissory note is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Amendment to the 2003 Stock Purchase Agreement

On June 29, 2012, Interleukin entered into the Third Amendment to the Stock Purchase Agreement (the “2003 SPA Amendment”), with Pyxis dated March 3, 2003, in order to clarify and amend certain terms set forth in Section 6.8 thereof. Section 6.8, as permitted by Section 122(17) of the DGCL, regulates the conduct of Pyxis, as a majority stockholder, and certain related entities (Pyxis and such related entities hereinafter referred to as the “Majority Stockholder”), the directors elected by the holders of the Series A-1 Preferred Stock (each, a “Series A-1 Director”) and directors, officers and employees of the Majority Stockholder (such individuals, hereinafter referred to as “Pyxis Affiliates”) as it relates to “corporate opportunities” (as defined above). Pursuant to this policy:

•	Except as the Majority Stockholder may otherwise agree in writing, the Majority Stockholder shall have the right to engage, and shall have no duty to refrain from engaging, in the same or similar activities or lines of business or have an interest in the same classes or categories of corporate opportunities as the Company.

•	To the fullest extent permitted by law, the Majority Stockholder shall not be liable to the Company or its other stockholders for breach of any fiduciary duty by reason of any activities identified in the preceding paragraph of the Majority Stockholder, or the participation in such activities by the Majority Stockholder.

•	If the Majority Stockholder acquires knowledge of a potential transaction or matter through means other than a Pyxis Affiliate who is also a director or officer of the Company, and such transaction or matter may be a corporate opportunity for both the Majority Stockholder and the Company, to the fullest extent permitted by law, the Majority Stockholder shall not (a) have a duty to communicate or present such corporate opportunity to the Company, or (b) be liable to the Company or its other stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that the Majority Stockholder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding such corporate opportunity to the Company.

•	If a director or officer of the Company who is also a Pyxis Affiliate, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the Majority Stockholder then, to the fullest extent permitted by law, such director or officer of the Company: (a) shall be deemed to have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Company and its stockholders with respect to such corporate opportunity, (b)shall not be liable to the Company or its other stockholders for breach of any fiduciary duty by reason of the fact that the Majority Stockholder or any Pyxis Affiliate pursues or acquires such corporate opportunity for itself, himself, or herself, or directs such corporate opportunity to the Majority Stockholder or any Pyxis Affiliate or does not communicate information regarding such corporate opportunity to the Company, and (c) shall be deemed not to have breached his or her duty of loyalty to the Company or its stockholders and not to have derived an improper personal benefit therefrom; provided that such director or officer acts in a manner consistent with the following:

(A)	A corporate opportunity offered to any person who is an officer of the Company (whether or not a director), and who is also a director but not an officer or employee of the Majority Stockholder, shall belong to the Company, unless such corporate opportunity is, in the first instance, expressly offered to such person in writing solely in his or her capacity as a director of the Majority Stockholder, in which case such corporate opportunity shall belong to the Majority Stockholder.

(B)	A corporate opportunity offered to any person who is a director but not an officer of the Company, and who is also an officer (whether or not a director) or employee of the Majority Stockholder, shall belong to the Company only if such corporate opportunity is expressly offered to such person (i) during or in connection with any meeting of the Company's Board of Directors, or any committee thereof, or (ii) in writing solely in his or her capacity as a director of the Company (and in such case in this Section 6.8.3.b(ii), the Majority Stockholder shall use reasonable efforts to cause such person to provide at least fifteen (15) days notice of such corporate opportunity to the Company); otherwise such corporate opportunity shall belong to the Majority Stockholder.

(C)	Except as otherwise provided in (A) and (B) above, a corporate opportunity offered to any person who is (i) an officer of both the Company and the Majority Stockholder but not a director of either, (ii) a director of both the Company and the Majority Stockholder but not an officer of either, or (ii) a director and an officer of both the Company and the Majority Stockholder, shall belong to (A) the Company if such corporate opportunity is expressly offered to such person solely in his or her capacity as an officer or director of the Company, and (B) the Majority Stockholder if such corporate opportunity is expressly offered to such person in his or her capacity as an officer or director of the Majority Stockholder.

Copies of the Exchange Agreement, the Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement, the Note Purchase Agreement Amendment, form of amended and restated promissory note and the 2003 SPA Amendment are filed as exhibits 10.1, 10.2, 3.3, 10.3, 10.4, 4.1 and 10.5, respectively, to this Current Report on Form 8-K and each is incorporated by reference herein. The foregoing summaries of such documents are subject to, and qualified in their entirety by reference to, such exhibits.  The Purchase Agreement and the Exchange Agreement contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties.  The provisions of such agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in Interleukin’s filings with the SEC.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Series A-1 Preferred Stock was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 3(a)(9) thereof. The Series B Preferred Stock was sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder.

Item 5.02.	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           In connection with the transactions described above, Catherine Ehrenberger, a designee of the Series A Preferred Stock, resigned from the Board of Directors, effective upon the filing of the Certificate of Designation with the Delaware Secretary of State on June 29, 2012.

(c)           Pursuant to the terms of the Purchase Agreement and the Certificate of Designation as set forth above in Item 1.01, Goran Jurkovic was elected by the holder of the Series B Preferred Stock as the Series B Director to fill the vacancy created by the resignation of Ms. Ehrenberger. Mr. Jurkovic has not been appointed to any committees of the Board of Directors. James Weaver, Roger C. Colman and Thomas R. Curran, Jr., each of whom were designees elected by the Series A Preferred Stock have continued as the designees elected by the Series A-1 Preferred Stock pursuant to the Certificate of Designation. The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 5.02(c).

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2012, Interleukin filed a certificate of correction with the Delaware Secretary of State to correct a scriveners error. The certificate of correction was effective upon filing. A copy of the certificate of correction is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On June 29, 2012, Interleukin filed a certificate of elimination with the Delaware Secretary of State to cancel the Series A Preferred Stock. The certificate of elimination was effective upon filing. A copy of the certificate of elimination is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

On June 29, 2012, Interleukin filed the Certificate of Designation with the Delaware Secretary of State. The disclosure set forth above in Item 1.01 relating to the Certificate of Designation is incorporated by reference into this Item 5.03. The Certificate of Designation was effective upon filing. A copy of the Certificate of Designation is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Correction filed with the Delaware Secretary of State on June 29, 2012.

3.2	Certificate of Elimination filed with the Delaware Secretary of State on June 29, 2012.

3.3	Certificate of Designations, Preferences, and Rights of Series A-1 Preferred Stock and Series B Preferred Stock filed with the Delaware Secretary of State on June 29, 2012.

4.1	Form of Amended and Restated Promissory Note under credit facility with Pyxis Innovations Inc.

10.1	Exchange Agreement, dated June 29, 2012, between Interleukin and Pyxis Innovations Inc.

10.2	Stock Purchase Agreement, dated June 29, between Interleukin and Delta Dental Plan of Michigan, Inc.

10.3	Registration Rights Agreement, dated June 29, between Interleukin and Delta Dental Plan of Michigan, Inc.

10.4	Fourth Amendment, dated June 29, 2012, to the Amended and Restated Note Purchase Agreement, dated March 11, 2009, between Interleukin and Pyxis Innovations Inc.

10.5	Third Amendment, dated June 29, 2012, to the Stock Purchase Agreement, dated March 3, 2003, between Interleukin and Pyxis Innovations Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: July 2, 2012	/s/ Eliot M. Lurier
Eliot M. Lurier
Chief Financial Officer